U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Creative Marketing Solutions, Inc.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                              8742                              45-0461937
------                              ----                              ----------
(State or other            (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of             Classification Code Number)      Identification No.)
incorporation or
organization)

204 Beretta Street, Mandan, North Dakota                                  58554
----------------------------------------                                  -----
(Address of registrant's executive office)                            (Zip Code)

                                  701.391.8462
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== ============ ==================== ======================= ================
       Title of each class           Amount      Proposed maximum       Proposed maximum        Amount of
          of securities              to be        offering price           aggregate          registration
        to be registered           registered        per share           offering price            fee
---------------------------------- ------------ -------------------- ----------------------- ----------------
Common Stock, $.001 par value      2,330,000          $0.025                $58,250               $5.35
================================== ============ ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                       Creative Marketing Solutions, Inc.,
                              a Nevada corporation

                        2,330,000 Shares of Common Stock

This prospectus relates to 2,330,000 shares of common stock of Creative Marketing Solutions, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. Our common stock is presently not traded on any market or securities exchange. The selling security holders will sell their stock for $0.025 per share until such time as the company's securities become listed or quoted on a market. At such time as the company's securities are listed or quoted on a market, the selling security holders may begin to offer and sell their stock at market prices.

See "Risk Factors" on pages 5 to 10 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is September 3, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Forward Looking Statements...................................................10
Use of Proceeds..............................................................10
Determination of Offering Price..............................................10
Dilution.....................................................................11
Selling Security Holders.....................................................11
Plan of Distribution.........................................................12
Legal Proceedings............................................................13
Directors, Executive Officers, Promoters and Control Persons.................13
Security Ownership of Certain Beneficial Owners and Management...............14
Description of Our Securities................................................15
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................15
Organization Within Last Five Years..........................................16
Description of Business......................................................16
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................21
Description of Property......................................................23
Certain Relationships and Related Transactions...............................23
Market for Common Equity and Related Stockholder Matters.....................23
Executive Compensation.......................................................24
Financial Statements.........................................................26
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................42
Legal Matters................................................................42
Experts......................................................................42
Additional Information.......................................................42
Indemnification of Directors and Officers....................................43
Other Expenses of Issuance and Distribution..................................44
Recent Sales of Unregistered Securities......................................44
Exhibits.....................................................................45
Undertakings.................................................................45
Signatures...................................................................46




Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:                      We incorporated in Nevada on September 24,
                                   2001. Our business address is 204 Beretta
                                   Street, Mandan, North Dakota, 58554. Our telephone number is 701.391.8462. We are a development stage company. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We currently offer specialized marketing services such as advertising design, advertisement placement strategies, advertising sales, website development designed to maximize the advertising potential of the Internet, including banner ads, marketing plans, including developing signs, posters, brochures, newsletters, and tools to establish focus groups and media strategies to our business clients located in the greater Bismarck-Mandan area of North Dakota.
                                   We currently offer such services to only a limited number of clients. We are currently providing services to a limited number of clients. However, we hope to expand our business relationships with existing and new clients and expand the area within which we operate. We believe that we can continue to offer quality marketing strategies and services at competitive rates. We hope to expand our client base to include other businesses in the Bismarck-Mandan region of North Dakota, as well as in other upper
                                   Midwestern states. We hope to become an
                                   important regional source for advertising and integrated marketing services.

Number of shares being offered:    The selling security holders want to sell
                                   2,330,000 shares of our common stock. The selling security holders will sell their stock for $0.025 per share until such time as the company's securities become listed or quoted on a market. At such time as the company's securities are listed or quoted on a market, the selling security holders may begin to offer and sell their stock at market prices. The shares will not be sold in an underwritten public offering.


Number of shares outstanding       5,330,000 shares of our common stock are
and key features                   issued and outstanding. We have no other
of our common stock:               securities issued. The shares of our common
                                   stock being offered by the selling security holders have the following key features:
                                          o  Pro-rata rights to any dividends
                                             paid;
                                          o  One vote per share held;
                                          o  No cumulative voting rights; and
                                          o  No preemption rights.

Estimated use of proceeds:         We will not receive any of the proceeds from
                                   the sale of the shares being offered.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.



   Income Statement                           For the period from inception
                                          (September 24, 2001) to June 30, 2002

Revenues                                               $18,991
Net Income (Loss)                                     ($35,523)
Net Income (Loss) Per Share                             (.01)


   Balance Sheet                                     June 30, 2002

Total Assets                                           $14,927
Total Liabilities                                        ($0)
Shareholders' Equity (Deficit)                         $14,927


                                  RISK FACTORS

The following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

We are a new company with losses since our formation and we may not be able to achieve profitable operations; as a result, holders of our stock may lose their entire investment in us.


We were formed on September 24, 2001. From our inception on September 24, 2001 to June 30, 2002, we experienced a net loss of $35,523. We expect to incur net losses for the foreseeable future; therefore, we may not be able to achieve profitable operations. Our management team is new, our advertising and marketing service offerings are limited and our website is currently under development. We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive advertising and marketing services industry. Therefore, the revenue and income potential of our business model is unproven. In his Auditor's Report, our auditor has included the following language: "The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern." Moreover, Note 5 of the Notes to our Financial Statements explains our auditor's belief that we do not have significant cash or other material assets, nor do we have an established source of revenues sufficient to cover our operating costs over an extended period of time. According to our auditor, these factors raise substantial doubt about our ability to continue as a going concern. If we are not able to pay our operating expenses, we may be forced to liquidate the company and its assets. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses.


We will have future capital needs and may not be able to obtain additional funding; as a result, we may not be able to continue operating if we cannot meet these funding requirements.

To achieve and maintain the competitiveness of our services, and to conduct costly marketing activities and infrastructure development, we may need to raise substantial funds. At June 30, 2002, we had cash of $3,845. For the period from our inception on September 24, 2001, to June 30, 2002, we incurred $54,514 in expenses. We expect that our available funds will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 4 months. However, in order to expand our operations, we will need to arrange for additional funding. We do not have any commitments for such additional funding. We expect to raise additional working capital through offerings of our common stock or through loans. There is no guaranty that we will be able to arrange for equity financings or obtain loans on favorable terms or on any terms at all. If we are not able to raise additional working capital, our ability to expand and raise revenue will be harmed.


We rely on the limited experience of our management to control costs. It is possible that our costs may be greater than we anticipate which will force us to use additional funds to pay unexpected costs. If our costs are significantly more than we anticipate, our ability to earn revenue will be harmed.

We have used reasonable efforts to assess and predict costs and expenses based on our management's experience as well as input from various industry data. However, we have a limited operating history upon which to base predictions. Implementing our business plan may require more employees, equipment, supplies or other expenditure items than we have predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimates, which could result in sustained losses. If we fail to significantly increase revenues from services we offer, or fail to generate revenues from new services we may develop, we will continue to experience losses indefinitely. We also may fail to accurately estimate and assess our increased operating expenses as we grow. If our operating expenses exceed our expectations, our financial performance will be harmed. Extended periods of sustained losses could force us to significantly scale down our operations and could possibly lead to liquidation of the company's assets.

If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.

Implementation of our business strategies will depend in large part on our ability to:

       o establish a significant number of clients and maintain favorable relationships with those clients;
       o effectively introduce acceptable advertising and marketing programs to our clients;
       o obtain adequate financing on favorable terms to fund our business strategies;
       o  hire, train, and retain skilled employees;
       o  continue to operate with increasing competition;
       o  establish and maintain name recognition; and
       o establish and maintain beneficial relationships with third-party product and service providers.

Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could harm our ability to earn revenue. Moreover, if we are not able to implement our business strategies, we will be unable to expand our operations which would harm our ability to grow and earn revenue.

General changes in economic conditions and consumer spending may harm our ability to generate revenues and operate profitably.

The demand for comprehensive marketing and advertising services depends to some extent on general economic conditions, including the success and growth of local and regional businesses and the availability of financing for business startups and expansions at reasonable interest rates. We recognize that in tough economic times, many businesses cut spending on marketing and advertising. Therefore, the growth in our client base and the traffic on our proposed website will depend to varying degrees upon economic conditions in the North Dakota region and surrounding areas. If the economy falters or grows at a slower rate than anticipated, then we will be unable to attract sufficient clients and we will not be able to earn significant revenue.

The advertising and marketing industry is highly subjective and our success depends on our ability to produce innovative and effective programs that suit each client's individual needs and preferences. Additionally, we anticipate that our operating results will fluctuate as a result of a number of factors, including overall trends in the economy and customer buying patterns, which could result in one-time orders from clients rather than long-term contracts. Furthermore, advertising and marketing design is a creative effort, which is time-intensive and requires conceptualization of the campaign and the translation of that campaign into a comprehensive program. As such, we do not believe that we will be able to forecast for more than a few months in advance, the number, size and profitability of advertising or marketing contracts in a given period. Consequently, the timing of projects in any quarter could have a significant impact on financial results in that quarter, which may cause the value of our common stock to fluctuate.

If we fail to anticipate changes in consumer preferences, we may experience reduced levels of clients seeking our marketing and advertising services, reducing our ability to generate revenues.

Our services and proposed website must appeal initially to a specific group of clients, namely, businesses advertising to consumers in North Dakota, whose preferences cannot be predicted with certainty. These preferences are also subject to change. Our success depends upon our ability to anticipate and respond in a timely manner to trends in the types of marketing strategies that will be of interest to these entrepreneurs, as well as operating and maintaining a website that will attract entrepreneurs. If we fail to identify and respond to these changes, our client base and visits to our proposed website may decline. In addition, because a portion of our advertising revenue may be based on website traffic, a reduction in hits on our proposed website would cause our source of revenue to decline.

We must compete successfully with other sources of advertising and marketing services, including traditional non-Internet sources of such services, in order to generate sufficient revenue to operate profitability.

The market for advertising and marketing services is highly fragmented and intensely competitive. We currently compete with a number of traditional sources of such services to small business operators, including larger, longer-established advertising and marketing firms, independent consultants and other sources. Our competitors include national and international advertising and marketing firms such as BSMG Worldwide, Golin/Harris International, Porter/Novelli International and Weber Public Relations Worldwide, as well as local advertising and marketing agencies who operate in the North Dakota market, such as Kranzler Kingsley. Additionally, some entrepreneurs may create and implement their own advertising programs and marketing strategies. Some of our competitors have substantially greater resources and better name recognition than we do. Increased competition in our region, including the adoption by competitors of their own innovative website formats, could make it more difficult for us to attract clients and earn revenue. Moreover, if our potential clients decide to utilize services of traditional advertising or marketing firms, or we see an influx of new competitors or the expansion of operations by existing competitors, it could be difficult for us to compete. Our inability to compete could reduce our profitability and harm our operating results.

We will need to establish, protect, and promote our trade name to operate profitably.

We use the trade name "Creative Marketing Services" in connection with our business and plan to use it in connection with our proposed website. Our trade name is not registered with the United States Patent and Trademark Office or any state trademark office. Further, we have not developed a specific trademark to serve as a source identifier for our services. We believe a trademark will be important to our ability to create and sustain demand for our services, our website, and future offerings of advertising space or marketing strategies. Although our operations have not been restricted as a result of any trademark disputes, significant obstacles may arise as we develop our trademark and expand our business into new geographic markets. In addition, it may be determined that our trademark violates the proprietary rights of others. Our trademark may not be upheld if challenged and we may be prevented from using this trademark, which could harm our ability to make a profit.

If our primary clients terminate their relationships with us, our revenues will be reduced unless we can obtain new clients.


Relationships we have with existing clients are currently our primary source of revenue. Specifically, we provide services to development stage companies such as Fishing Buddy Outdoors, Pro Pointers, and Sport Show Promotions. We have also provided services to other small companies such as Lucitech, Hawg Heaven Harleys, JTS Construction, Therapeutic Massage and Cathedral School. In the event that these relationships are disrupted, we will need to develop relationships with other clients in order to continue to generate revenue. Our existing clients have no obligation to utilize our services for their advertising and marketing needs. In the event that these clients terminate their relationships with us, we may not be able to generate revenues [material omitted] unless and until we establish similar relationships with comparable clients. If we lose a significant portion of our existing clients and we are unable to replace those clients, our business may fail.


We anticipate that we will continue to enter into short-term advertising or marketing contracts with clients that we obtain; if our clients fail to renew their contracts or if we fail to obtain a sufficient number of clients, we may not be able to operate profitably or generate revenues.

We intend to provide a significant portion of our services on a non-recurring, project-by-project basis under contracts of relatively short duration, typically less than one year. Any client that we obtain may be entitled to cancel their contract without notice or on relatively short notice even if we are not in default under the contract. A sudden loss of a significant portion of our clients could negatively impact our ability to generate revenues.

Our officers and directors are engaged in other activities and could have conflicts of interest with us, which might deprive us of business opportunities.

The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors engage in other activities. Our officers and directors may have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Our officers and directors, however, believe that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business. Reid Vogel, our president, Treasurer, and a member of our Board of Directors has been employed since 1998 with Executive Air Taxi Corp. and Med-Trans Corp. in Bismarck, North Dakota as Director of Marketing and Human Resources. Mr. Vogel is not involved in a business which provides the same or similar services to those we provide. He dedicates approximately 15-25 hours a week to our business activities. He has indicated that he will increase the number of hours dedicated to our business as we grow. Monte Weiand, our vice-president, secretary, and a member of our Board of Directors, is employed by the North Dakota National Guard as a Production Controller and a Computer Systems Administrator. Mr. Weiand is not involved in a business which provides the same or similar services to those we provide. Mr. Weiand devotes approximately 15 hours a week to our business operations. Mr. Weiand has expressed his intention to devote additional time to our business. Karen M. Wolff is a member of our Board of Directors. Over the last few years, Ms. Wolff has provided consulting services to business organizations, including business proposals, business plans and other projects. Specifically, Ms. Wolff is the president, treasurer and a director of AA Consulting, a company which provides business plan writing and business consulting services. Although our services focus more on the marketing needs of small businesses, AA Consulting does provide related business services. As such, Ms. Wolff may [material omitted] direct a particular business opportunity to AA Consulting which could have benefited us. [material omitted] Ms. Wolff devotes approximately 5 hours a week to our operations.

Our Articles of Incorporation and our Bylaws limit the liability of our officers and directors, reducing the remedies our shareholders would have if our shareholders' investment in us loses value as a result of a breach of fiduciary duties by our officers or directors.

Article Twelfth of our Articles of Incorporation and Article V of our Bylaws include provisions eliminating or limiting the personal liability of our officers and directors to us or our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Nevada Revised Statutes provide for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our success depends on attracting and retaining qualified individuals, without whom we cannot operate our business effectively or profitably. If we are unable to attract and retain qualified individuals, our ability to continue as a going concern will be jeopardized.

To execute our growth plan, we must attract and retain highly qualified personnel. We may need to hire additional personnel in virtually all operational areas, including sales and marketing, finance, accounting, operations, client service and administration. Competition for these personnel is intense especially in the advertising and marketing business. We cannot guaranty that we will be successful in attracting and retaining qualified personnel. We may have difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Failure to attract and retain key personnel could keep us from operating profitably. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or if we fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

We do not have employment contracts with our key personnel. Therefore, they could terminate their employment with us at any time without penalty. We cannot guaranty that in such an event we would be able to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms. Our competitiveness and growth will depend on the continued services of Reid Vogel, our president, treasurer, and one of our directors. We also will depend on the continued services of Monte Weiand, our vice-president, secretary and one of our directors for our continued competitiveness and growth. The loss of various members of our management team could harm our business and prospects. For example, any loss of services provided by Reid Vogel or Monte Weiand would be particularly detrimental to us because, among other things, the loss would slow our growth and deprive us of their knowledge and experience with offering comprehensive marketing services. We do not maintain key person life insurance on any of our senior management.

Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 56.28% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our directors and officers, taken as a group, beneficially own, in the aggregate, approximately 56.28% of our outstanding shares of common stock. Such concentrated control of the company may lower the price of our common stock. Specifically, investors may be hesitant to invest in a company with such concentrated control as our directors and officers may control matters requiring approval by our security holders, including the election of directors. Moreover, our officers and directors may, in the future, be entitled to sell all or a portion of the shares they currently hold. If one of our officers or directors decides to sell a substantial portion of his or her shares, investors could see this as a sign that our business is failing resulting in "panic" selling of our stock. Should a significant portion of our issued and outstanding stock be offered for sale at or near the same time, then the price of our stock will likely decline significantly. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares and may harm our ability to raise operating capital.

There is no public market for shares of our common stock. An active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. In the event that there is no public market for our stock, purchasers may lose their entire investment in us if our business fails. Moreover, because there is no public market, holders of our stock will likely be forced to hold onto our stock long term. Moreover, our ability to raise operating capital may be adversely affected by the fact that there is no public market for our stock. Specifically, investors are typically more hesitant to invest in a private company which has little or not market for that company's stock. An investment in our stock should be considered illiquid.

Because we lack a public market for shares of our common stock, the price at which the selling security holders will sell their stock has been arbitrarily determined. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the price at which the selling security holders will sell their stock has been arbitrarily determined. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. The selling security holders will sell their stock for $0.025 per share until such time as the company's securities become listed or quoted on a market. At such time as the company's securities are listed or quoted on a market, the selling security holders may begin to offer and sell their stock at market prices. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders will sell their stock for $0.025 per share until such time as the company's securities become listed or quoted on a market. At such time as the company's securities are listed or quoted on a market, the selling security holders may begin to offer and sell their stock at market prices.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

   1. the number of shares owned by each selling security holder prior to this offering;
   2. the total number of shares that are to be offered for each selling security holder; and
   3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. These shares were acquired by the selling security holders in private placement transactions, which we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There are forty shareholders currently holding our common stock. Thirty-seven of those shareholders are registering, for sale, the entire amount of common stock they currently own. None of the selling security holders has held any position or office with us. None of the selling security holders had or have any material relationship with us except as disclosed below. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

----------------------------- ---------------------------------- --------------------------------- ---------------------------------
  Name of Selling Security    Amount of Shares of Common Stock      Amount of Shares of Common         Amount of Shares and the
           Holder             Owned by Selling Security Holder      Stock to be Offered by the     Percentage of Common Stock Owned
                                     Before the Offering             Selling Security Holder       by Selling Security Holder After
                                                                                                       the Offering is Complete
----------------------------- ---------------------------------- --------------------------------- ---------------------------------
Dan Saunders*                             150,000                           150,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Brent Geiss*                              150,000                           150,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Dan Baker*                                150,000                           150,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Krislyn A. Vogel                          100,000                           100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Allan Ziemann                             100,000                           100,000                               0
------------------------------------------------------------------------------------------------------------------------------------
John Arman                                80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Joseph A. Campbell                        80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Melvin E. Lippert                         80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Angelo M. Randazzo                        80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Chad Renner                               80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Rodney R. Roehrich                        80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Mike Setterlund                           80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Wayne Schaf                               80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Mark S. Schmidt                           80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
SLIC Investment Club                      80,000                             80,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Todd M. Becker                            60,000                             60,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Sheila M. Bentz                           60,000                             60,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Gerard J. Klein                           60,000                             60,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Laurie L. Baker                           40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Bruce J. Brucker                          40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Franklin L. Buchholz                      40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Charlene M. Butler                        40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Troy L. Ereth                             40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Brent J. Geiss                            40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Kevin A. Hahne                            40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Perry J. Hardy                            40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Steven J. Howry                           40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Gregory A. Kautzman                       40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Ronald F. Miller                          40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Rodney A. Nelson                          40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Setterlund                     40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Kurt Schirado                             40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Darin D. Tweeten                          40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Gary L. Wetsch                            40,000                             40,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Deborah A. McCrory                        20,000                             20,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Kristy M. Noot                            20,000                             20,000                               0
------------------------------------------------------------------------------------------------------------------------------------
Craig R. Pankratz                         20,000                             20,000                               0
------------------------------------------------------------------------------------------------------------------------------------

* Mr. Saunders, Mr. Baker and Mr. Geiss were issued shares for services associated with our incorporation. Messrs. Saunders, Baker and Geiss are listed below in the section entitled "promoters".

Plan of Distribution
--------------------

The selling security holders will sell their stock for $0.025 per share until such time as the company's securities become listed or quoted on a market. At such time as the company's securities are listed or quoted on a market, the selling security holders may begin to offer and sell their stock at market prices. Our stock is not quoted on the Over-the-Counter Bulletin Board nor is it listed on any securities exchange. There is no guarantee that our stock will ever be quoted on the Over-the-Counter Bulletin Board or listed on any securities exchange. The shares will not be sold in an underwritten public offering.

The shares will likely be sold directly by the selling security holders in private transactions.


The selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued. The one-year holding period applies only to non-affiliates of Creative Marketing Solutions. Affiliates of the company include, but are not limited to, officers, directors and holders of over 10% of issued and outstanding stock entitled to vote. As of the date of this prospectus, there are no shares eligible for sale under Rule 144. Assuming that no other securities are issued within the next 12 months and that no currently issued and outstanding shares are cancelled, there will be approximately 2,143,600 shares eligible for sale under Rule 144 in the next 12 months.


We have filed a Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may elect to not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. None of our officers or directors earns a salary for their services. Other than described herein, there are no other terms or general understandings with our officers and directors regarding their continued service to us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. All of our officers and directors will hold office until their resignation or removal.

Our directors and principal executive officers are as specified on the following table:


===================== ============ ============================================
       Name               Age                         Position
--------------------- ------------ --------------------------------------------
Reid Vogel                36               president, treasurer, director
--------------------- ------------ --------------------------------------------
Monte Weiand              29              vice president, secretary, director
--------------------- ------------ --------------------------------------------
Karen M. Wolff            44                           director
===================== ============ ============================================

Reid Vogel, 36, has been our president, treasurer, and one of our directors since our inception. He conducts our day-to-day activities. Mr. Vogel has been employed since 1998 with Executive Air Taxi Corp. and Med-Trans Corp. in Bismarck, North Dakota as Director of Marketing and Human Resources. From 1993 to 1999, he was the Director of Marketing for Capital Credit Union. Mr. Vogel has also served on the Board of Directors for Capital Credit Union and was Chairperson of the Family Involvement Team for the North Dakota Credit Union League. He has experience in marketing, public relations and human resources from the small business sector to corporations which conduct business worldwide. He has assisted in developing web sites, radio, television, and billboard ad campaigns, as well as corporate jingles and logos. Mr. Vogel is a member of the Advertising Federation of America, the Business Development and Management Association, Executive Society of Marketing, the National Credit Union Society of Marketing, the Bismarck/Mandan Advertising Federation, the North Dakota Credit Union's Family Involvement Team, Bismarck State College's Business Administration / Management Committee and Management Advisory Council, and the International Association of Business Communicators. Mr. Vogel has taken specialized courses in Frontpage Web Design and in Marketing. Mr. Vogel earned a Bachelors of Science Degree in Business Administration in 1992 from Minot State University, and a certificate in Management from Bismarck State College in 1990. Mr. Vogel is not an officer or director of any reporting company.

Monte Weiand, 29, has been our vice-president, secretary, and director since our inception. He assists our president with our day-to-day operations. From 1998 to the present, Mr. Weiand has been employed by the North Dakota National Guard as a Production Controller and a Computer Systems Administrator. From 1995 to 1998, Mr. Weiand was a Security Officer for the State of North Dakota. Mr. Weiand has served as a reservist in the Armed Forces for the past 12 years, including seven months of active duty service in the Persian Gulf. He also serves on the Board of Directors of Capital Credit Union in Bismarck, North Dakota, where he is currently the Chairperson. In his six-year service on that Board, he has been the Vice Chairperson for two years, the Secretary for two years, and also served on the Investment Committee for two years. Mr. Weiand earned a certificate in Computer Science from Bismarck State College in 1998. Mr. Weiand is not an officer or director of any reporting company.

Karen M. Wolff, 44, has been one of our directors since our inception. She has over 20 years of management experience including business financial and strategic planning skills, progressive staff development methods and creative problem solving and implementation. She has participated in business turnarounds, startups, and corporate development. Ms. Wolff was a general manager at Advantage Business from 1998 to 2000, and from 1995 to 1997, was an Operations Manager with Quinn Marketing and Communications, both located in Bismarck, North Dakota. Over the last few years, Ms. Wolff has provided consulting services to business organizations, including business proposals, business plans and other projects. Ms. Wolff earned a Bachelors of Science degree in Business Administration from the University of Mary in Bismarck, North Dakota in 1984, and a certificate in Business from Bismarck State College in 1977. Ms. Wolff is also the President and a director of AA Consulting, Inc., a Nevada corporation, headquartered in Bismarck, North Dakota. Ms. Wolff is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 3 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


======================= ========================================= =================================== =============================
Title of Class          Name and Address                          Amount and Nature of Beneficial            Percent of Class
                        of Beneficial Owner                       Owner
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Reid Vogel                                         1,250,000 shares                       23.45%
                        204 Beretta St.                              president, treasurer, director
                        Mandan, North Dakota 58554
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Monte Weiand                                       1,250,000 shares                       23.45%
                        3609 Hwy 1806                                 vice-president, secretary,
                        Mandan, North Dakota 58554                             director
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Karen M. Wolff                                       500,000 shares                        9.38%
                        208 5th Ave. NW                                        director
                        Mandan, North Dakota 58554
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            All directors and named executive                  3,000,000 shares                       56.28%
                        officers as a group
======================= ========================================= =================================== =============================


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------

Common Stock We are authorized to issue 65,000,000 shares of $.001 par value common stock. As of September 3, 2002, there were 5,330,000 shares of our common stock issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock. As of September 3, 2002, no shares of our preferred stock were issued and outstanding. We have not designated any rights and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-------------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

       o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
       o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. The following individuals were issued the number of shares specified for the following services:

       o Reid Vogel was issued 1,250,000 shares of our common stock in exchange for his services as our promoter. Specifically, Mr. Vogel assisted in our initial incorporation. He also assisted in the development of our business model. The value of the services performed by Mr. Vogel was approximately $1,250.
       o Monte Weiand was issued 1,250,000 shares of our common stock in exchange for his services as our promoter. Mr. Weiand assisted Mr. Vogel in formulating our business model and assisted in the preparation of our business plan. The value of the services performed by Mr. Weiand was approximately $1,250.
       o Karen Wolff was issued 500,000 shares of our common stock in exchange for her services as our promoter. Ms. Wolff assisted in the preparation of our business plan. The value of the services performed by Ms. Wolff was approximately $500.
       o Dan Saunders was issued 150,000 shares of our common stock in exchange for his services as our promoter. Mr. Saunders assisted in the formulation of our business model and initial marketing activities. The value of the services performed by Mr. Saunders was approximately $150.
       o Dan Baker was issued 150,000 shares of our common stock in exchange for his services as our promoter. Mr. Baker also assisted in the initial formulation of our business model. The value of the services performed by Mr. Baker was approximately $150.
       o Brent Geiss was issued 150,000 shares of our common stock in exchange for his services as our promoter. Mr. Geiss assisted us in initial marketing. The value of the services performed by Mr. Geiss was approximately $150.

Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on September 24, 2001.

Our Business. We are based in the Bismarck-Mandan area of North Dakota. We specialize in offering integrated marketing services while assisting companies in describing their products or services. Specifically, we currently assist companies in using marketing tools such as public relations, advertising, direct mail, collateral development, electronic communication and promotion as tools to increase product and service awareness. We currently offer quality marketing strategies and services at what we believe to be competitive rates. We believe that our services provide our clients with effective marketing strategies through our offering of marketing support services, such as ad design, ad placement strategies, advertising sales, website development, marketing plans, focus groups, and media buying. We hope to undertake an aggressive growth campaign to expand our business if circumstances permit. Currently, our business consists of four primary services:

       o  public relations and event promotions;
       o collateral development, such as preparing newsletters, brochures, and establishing direct mail campaigns;
       o  advertising services; and
       o  marketing services.

We believe our primary strength is in public relations and collateral development services. Reid Vogel, our president and a member of our Board of Directors has received awards for these activities. We believe that our clients are attracted to us because of our reputation and our competitive prices, and because we believe we work well with in-house marketing staffs. We have recently developed a "blueprint" for an Internet consulting service. Our "blueprint" consists of the following: We envision that a client will be able to log onto our website and access a questionnaire. The questionnaire will contain questions which are designed to find out the client's specific marketing needs. The responses to the questions will provide a "blueprint" or guide to assist us in developing a marketing plan. We will then design a marketing plan to assist in each client's specific marketing needs and goals. We have structured our Internet consulting service with an eye toward creating web pages for a variety of businesses, associations, and other commercial ventures. We will assist our clients in developing websites that maximize each individual clients marketing potential.

Many of our business plans discussed below will depend significantly on a variety of factors, including our access to funds. Our inability to earn additional revenues or arrange for financing will hinder our ability to expand. We plan on implementing our expansion plans in an orderly, conservative manner. If the funds are not available to expand, we will not expand.


Our Proposed Website. We also plan to design and develop our own website. We anticipate that our website will initially be developed as a corporate presence and will eventually be used for marketing our advertising capabilities and services in the Bismarck-Mandan region, as well as the upper Midwestern region. We hope to expand our operations as our revenues increase. However, if our revenues do not increase, it will be difficult for us to expand. We intend to design an attractive, user-friendly website which will provide prospective clients with a complete listing of our available services and samples of our successful advertising and marketing campaigns. We are in the process of deciding on a domain name for our website, establishing our corporate email accounts and designing our website. Currently, our website is not operational and is still in the development phase. We are in the process of finalizing the particular aspects of our planned website. We anticipate that the website will be launched sometime during September or October 2002.


After our website is operational, we expect to focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration. There is no guaranty that we will ever have sufficient funding to register with a search engine.

Target Markets and Marketing Strategy. We believe that our primary target market will consist of established businesses, associations and agencies with revenues and proven track records. We will focus our marketing efforts on businesses which have a need for public relations, advertising, collateral development, and other forms of marketing services. We anticipate that our primary client base will consist of:

       o  expos and consumer shows;
       o  businesses and associations selling consumer products;
       o  dot com companies; and
       o  service businesses.

As discussed above, we anticipate that we will market and promote our services on the Internet. Our marketing strategy is to promote our services and attract potential clients to our proposed website. It is our hope that our marketing initiatives will also include the following:

       o utilizing direct-response print advertisements placed primarily in small business, entrepreneurial, and related special interest magazines;
       o  establishing links to entrepreneurial focused websites;
       o advertising by television, radio, banners, affiliated marketing and direct mail;
       o  establishing our presence at industry tradeshows; and
       o entering into relationships with other website providers to increase access to Internet business consumers.

With a well-designed advertising and marketing strategy, we believe that our clients will be more effective in maximizing their profitability. We believe that many small companies lack the capacity to formulate effective advertising and marketing strategies, and that in today's market, small businesses need the most effective advertising strategies to become and stay competitive. We believe that effective advertising and marketing strategies are key to survival and success in the current business environment.

Growth Strategy. Our objective is to become a dominant provider of business marketing and advertising services in the upper Midwest and, eventually, beyond. We plan to achieve this growth by expanding our operations using the following:

       o a computer network designed to streamline the delivery and access to our services. We have not yet started developing a computer network. The cost of establishing such a network will depend on available funds and our specific business needs. The computer network will be separate and distinct from our website. We anticipate that it will cost approximately $25,000 to $40,000 to fully implement a computer network;
       o  additional office space and staff;
       o marketing programs designed to advertise our services and increase our exposure to the business community; and
       o  our proposed website.

We anticipate achieving growth by hiring additional staff, installing a computer network and launching a professionally designed website to attract new clients. The computer network will be separate from our planned website. Our planned computer network will be a series of individual computers linked by one server. It will exist to streamline all information kept in our databases and expedite all services offered to clients. The computer network will be a tool used by office staff and will be specially tailored to the services we offer. We anticipate that our computer network will not be fully operational until we are able to raise additional funds. We hope to raise sufficient funds to fully implement our computer network within the next 6 months. We also hope to establish corporate office facilities in the Mandan, North Dakota area designed to accommodate additional staff. We plan to hire individuals for the following positions:


o Marketing Representatives: We will seek an individual experienced in creating marketing strategies for small businesses, including writing proposals, and developing and implementing ongoing marketing ideas. We are planning on hiring marketing personnel who will be compensated on a commission basis. We believe that it will cost the company approximately $20,000 to $25,000 a year to maintain a marketing staff.

o Financial/Accounting Technician: We will seek an individual with experience in accounting and business operations to provide bookkeeping and record keeping services to clients. We expect to hire an individual who will work full time maintaining our financial and accounting records. Currently, we use independent third parties for such services. We anticipate that we will expend anywhere from $40,000 to $150,000 per year, depending on our growth and the number of employees needed.

o Clerical Assistant: This individual will be responsible for performing all daily office tasks including, but not limited to, computer input and bookkeeping. We anticipate that we will need to expend approximately $10,000 to $15,000 a year for such services.


o Computer Assistant: We will seek an individual with web design experience to assist us in designing and maintaining our proposed website and who can work with an outside web design firm to establish our proposed website. The computer network will be separate from our planned website. This individual will also need to have a working knowledge of computer networks as we plan to establish a computer network which will link all of our computers to improve the efficiency and speed of our planned staff.


We plan on negotiating with potential marketing representatives who will provide services on a contract basis and we will endeavor to establish a commission-based compensation plan. If our funds allow, we plan to eventually hire marketing representatives on a full basis. We will not do so until we have sufficient funds.

Competition. The market for comprehensive advertising and marketing services is highly fragmented and intensely competitive. In order to compete effectively in the advertising and marketing services industry, a company must provide a wide range of quality services and products at a reasonable cost. The changing business environment has also produced an evolving range of strategic and operating options for small businesses entrepreneurs, many of whom are unfamiliar with the requirements of day-to-day business operations. In response, business-consulting firms are formulating and implementing new strategies and tactics, including developing ancillary products and services as well as engaging in target marketing programs. In providing our services, we will likely compete with national and international advertising and marketing firms such as BSMG Worldwide, Golin/Harris International, Porter/Novelli International and Weber Public Relations Worldwide, as well as local agencies in the North Dakota market, such as Kranzler Kingsley.

We believe that many of our competitors operate traditional "brick and mortar" operations. A traditional "brick and mortar" business is a business which uses traditional avenues of marketing and distribution such as newspaper and magazine advertising, a large sales force, mailings, etc. We believe that many of our competitors have a high overhead. This leads to a higher cost of doing business and higher prices paid by clients. We will strive to meet and beat our competition by keeping our overhead low and, as a result, passing on the savings to our clients. We will endeavor to provide quality comprehensive services while keeping costs down. We feel we can keep costs down by using the Internet to advertise and showcase our services and by employing state-of-the-art computer systems and software. We are a small development stage enterprise. Our competitive position in our industry is low. We hope to improve that position by offering affordable, quality advertising and marketing services. There is no guarantee that we will be able to improve our competitive position.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for advertising and marketing services. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

While we will compete with traditional "brick and mortar" providers of advertising and marketing services, once we design and establish our website, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing websites which will be competitive with the services developed and offered by us. We cannot guaranty that other websites or services which are functionally equivalent or similar to our proposed website or services have not been developed or are not in development. Many of these competitors have greater financial and other resources and more marketing and sales experience than we have.

Our Intellectual Property. We currently do not own a web domain name, though we plan to acquire one in the future. Should we obtain a particular domain name, no one else can obtain an identical domain name under current registration practices, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe upon or otherwise decrease the value of our domain names.

We also do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain intellectual property protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that we may not be able to protect. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

       o  these agreements will not be breached;
       o  we would have adequate remedies for any breach; or
       o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses generally. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specified periods of time, revocation of licenses, censures, redress to clients and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to be in compliance with any federal, state, or local regulation.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

Our Research and Development. We are not currently conducting any research and development activities other than the development of our proposed website. We do not anticipate conducting such activities in the near future.


Employees. As of September 3, 2002, we had no employees other than our officers. We are not a party to any collective bargaining agreements. We have not entered into any employment agreements with any of our executives. However, we anticipate entering into employment contracts with Reid Vogel. We have not negotiated the specific terms or conditions of any such agreements. We anticipate that we will enter into employment agreements when, and if, our revenue production justifies such agreements. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will also use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.


Facilities. Our administrative offices are located at 204 Beretta Street, Mandan, North Dakota 58554. Reid Vogel, our president and a member of our Board of Directors, provides our facilities at no charge. We do not have a written lease or sublease agreement with Mr. Vogel and we do not believe that Mr. Vogel expects to be paid or reimbursed for providing office facilities. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from September 24, 2001, our date of formation, through December 31, 2001.
-------------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $4,191 as of December 31, 2001. Our total assets at December 31, 2001 were $7,329. Our total liabilities were $0 and we have no commitments or contingencies for capital expenditures. Our total fixed assets consisted of $3,191 in office furniture, less accumulated depreciation of $53, for a net value of $3,138. We believe that our available cash is sufficient to pay our day-to-day expenditures.

On or about November 15, 2001, we sold 1,880,000 shares of our common stock for $0.025 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The shares were sold in private transactions to friends, family and business associates of our management and/or Board of Directors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. We received total proceeds of $47,000.

Results of Operations.


Revenues. We realized revenues of $2,750 from marketing services that we provided during the period from our inception on September 24, 2001 to December 31, 2001. We anticipate that we will be able to generate more revenues as we hopefully expand our customer base. We believe that with an expanded customer base comes increased revenues as we will be in a position to increase our prices as our services gain popularity. We also plan to increase our service offerings as we expand our operations which we believe will also bring increased revenues.

Operating Expenses. For the period from our inception on September 24, 2001 to December 31, 2001, our total expenses were $45,871. Our expenses during that period consisted of consulting fees of $4,450, depreciation expense of $53, professional fees of $40,000, and operating expenses of $1,368. The professional fees were paid for business consulting services which were necessary to ensure that our business direction was financially feasible and appropriate. Specifically, we paid consulting services for advice on business formation, business plan development, the registration statement process, applying for the Over-the-Counter Bulletin Board and running a public company. We believed such services were necessary to guide us through our business planning stage. We anticipate that this was a one-time expense. Following our incorporation, we issued 3,450,000 shares to individuals who provided founders' services. The services were valued at $3,450 and expensed as consulting fees. For the period from our inception on September 24, 2001 to December 31, 2001, we experienced a net loss of $43,121.

For the six months ended June 30, 2002.
---------------------------------------

Liquidity and Capital Resources. We had cash of $3,845 as at June 30, 2002. Our total assets at June 30, 2002 were $14,927. Our total liabilities were $0 and we have no commitments or contingencies for capital expenditures. Our total fixed assets consisted of $3,590 in office furniture, less accumulated depreciation of $360, for a net value of $3,230. We believe that our available cash is sufficient to pay our day-to-day expenditures.


On or about November 15, 2001, we sold 1,880,000 shares of our common stock for $0.025 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The shares were sold in private transactions to friends, family and business associates of our management and/or Board of Directors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. We received total proceeds of $47,000.

Results of Operations.
---------------------

Revenues. We realized revenues of $16.241 from marketing services that we provided during the six-month period ended June 30, 2002. We earned $18,991 in revenues for the period from our inception on September 24, 2001 to June 30, 2002. We anticipate that we will be able to generate more revenues as we hopefully expand our customer base.

Operating Expenses. For the six-month period ended June 30, 2002, our total expenses were $8,810. From our inception on September 24, 2001 to June 30, 2002, our total expenses were $54,514. Our expenses during the six-month period ended June 30, 2002 consisted of depreciation expense of $240, professional fees of $2,165, consulting expenses of $2,727 and operating expenses of $3,678. Our expenses have decreased primarily due to the fact that consulting fees paid in the past were one time fees which have not recurred. For the six-month period ended June 30, 2002, we experienced net income of $7,431. From our inception on September 24, 2001 to June 30, 2002, we experienced a net loss of $35,523. The primary reason we earned net income for the six-month period ended June 30, 2002, was because of reduced expenses.

Capital Commitments. Other than payment by us of the operating expenses associated with the filing of the registration statement of which this prospectus forms a part, we are not aware of any events that are reasonably likely to have a material impact on our short-term liquidity. We have agreed to pay all the expenses associated with the registration and sale of the common stock by the selling security holders, which approximates $8,650. We plan on paying such expenses by using a combination of our available cash and revenues. If we do not have sufficient funds from those two sources, our officers and directors have agreed to loan us the funds to pay expenses until we earn sufficient revenues or arrange for alternate financing. We believe that our officers and/or directors will loan us the money because they own a significant portion of our issued and outstanding stock. Despite the indication from our officers and directors that they will pay our expenses, none of our officers or directors are legally obligated to pay those expenses. We believe that we will be able to pay the expenses. If we are not able to pay the expenses associated with the registration and sale of the common stock by the selling security holders, we may have to seek funds from other sources such as loans from unrelated third parties. We do not have commitments for such funds, however and cannot guarantee that such funds will be available on acceptable terms or on any terms at all.

Our Plan of Operation for the Next Twelve Months. We had cash of $3,845 as of June 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements through October 2002. We believe that we will need between $16,000, to $20,000 for the next twelve months in order to pay our expenses. We plan on using our current cash resources and our revenues to pay our expenses. We hope to increase our revenue production over the next 12 months. Specifically, over the next 12 month period, we plan on strengthening our relationships with our existing clients as well as pursuing new clients. As our funds are currently limited, we hope that word of mouth advertising will increase our customer base. We also plan to secure relationships with the third party providers who will be necessary to increase our business over the next 12 months. Our expansion plans and the extent of any expansion will depend on our ability to raise additional operating capital. The less funds available for expansion, the slower our expansion plans will progress. If our current revenue production coupled with any additional sales of our shares do not meet our operating expenses, our officers and directors have agreed to loan us the funds to pay expenses until we earn sufficient revenues or arrange for alternate financing. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations, although we have not made any efforts to obtain additional capital. Such additional capital may be raised through public or private financings as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses because of their significant equity ownership in us. However, our officers and directors are not obligated to pay our expenses.

Despite the fact that our officers and directors are not legally obligated to pay our expenses, our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 3,000,000 shares of our common stock, which equals approximately 56.28% of our outstanding common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.


We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


=================================== =========================
Property                                 June 30, 2002
----------------------------------- -------------------------
Cash                                                  $3,845
----------------------------------- -------------------------
Property and equipment, net                           $3,230
=================================== =========================

Our facilities. Our executive, administrative and operating offices are located at 204 Beretta Street, Mandan, North Dakota 58554. Reid Vogel, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Vogel does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Reid Vogel, our president, treasurer and one of our directors, currently provides office space to us at no charge. Mr. Vogel does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Vogel. However, we anticipate that Mr. Vogel will continue to provide office space to us at no charge as he owns 1,250,000 shares of our common stock, which equals approximately 23.45% of our outstanding common stock. We have not contemplated any future transactions with Mr. Vogel with respect to office space.


Reid Vogel, our president and a member of our board of directors, was issued 1,250,000 shares of our common stock in exchange for his services as our promoter. Specifically, Mr. Vogel assisted in our initial incorporation. He also assisted in the development of our business model. The value of the services performed by Mr. Vogel was approximately $1,250.

Monte Weiand, our vice president, secretary and a member of our board of directors, was issued 1,250,000 shares of our common stock in exchange for his services as our promoter. Mr. Weiand assisted Mr. Vogel in formulating our business model and assisted in the preparation of our business plan. The value of the services performed by Mr. Weiand was approximately $1,250.

Karen Wolff, a member of our board of directors, was issued 500,000 shares of our common stock in exchange for her services as our promoter. Ms. Wolff assisted in the preparation of our business plan. The value of the services performed by Ms. Wolff was approximately $500.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no shares of our common stock that can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is forty.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

       o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
       o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
       o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
       o  a toll-free telephone number for inquiries on disciplinary actions;
       o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
       o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

       o  the bid and offer quotations for the penny stock;
       o the compensation of the broker-dealer and its salesperson in the transaction;
       o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
       o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------
Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.


=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Reid Vogel - president, treasurer   2001        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Monte Weiand - vice president,      2001        None          None              None                  None
secretary
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
=================================== ======= ============= ============= ===================== =====================

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into an employment agreement with Reid Vogel, although we do not currently know the terms of that employment agreement. Additionally, we have not negotiated, either in writing or verbally, any specific terms or conditions of such employment agreement. We anticipate that we will negotiate an employment agreement with Mr. Vogel when, and if, we begin earning sufficient revenue to justify making such a commitment.

Stock Option Plan. We anticipate that we will adopt a stock option plan sometime during the fourth quarter of 2002, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant. Other than the terms and conditions discussed herein, we have not formulated any other terms or conditions of our proposed stock option plan.

Financial Statements
--------------------

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS
As used herein, the term "Company" refers to Creative Marketing Solutions Inc. unless otherwise indicated. Consolidated unaudited interim financial statements including a balance sheet for the Company as of the quarter ended June 30, 2002, statement of operations, and statement of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year are attached as Pages 3 through 5 and are incorporated herein by this reference.



                        Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet



                                   A S S E T S
                                   -----------

Current Assets
--------------                                                           June 30            December 31
                                                                           2002                 2001
                                                                    ------------------   ------------------
      Cash                                                                    $ 3,845              $ 4,026
      Accounts Receivable                                                       7,852                    -
                                                                    ------------------   ------------------
             Total Current Assets                                              11,697                4,026


Fixed Assets
------------
      Equipement                                                                3,590                3,590
      Accumulated Depreciation                                                   (360)                (120)
                                                                    ------------------   ------------------
             Total Fixed Assets                                                 3,230                3,470

                                                                    -----------------    ------------------
             Total Assets                                                      14,927                7,496
                                                                    ==================   ==================


                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
      Accrued Expenses                                                              -
      Advance from Officers                                                         -                    -





                                                                    ------------------   ------------------
             Total Current Liabilities                                              -                    -
                                                                    ------------------   ------------------
             Total Liabilities                                                                           -

      Commitments and Contingencies                                                 -                    -



                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                          -
10,000,000 authorized shares, par value $.001
no shares issued and outstanding

Common Stock                                                                     5330                5,330
65,000,000 authorized shares, par value $.0001
5,330,000 shares issued and outstanding

Additional Paid-in-Capital                                                     45,120               45,120
Deficit Accumulated During the Development Stage                              (35,523)             (42,954)
                                                                    ------------------   ------------------
             Total Stockholders' Equity (Deficit)                              14,927                7,496
                                                                    ------------------   ------------------
             Total Liabilities and Stockholders' Equity                      $ 14,927              $ 7,496
                                                                    ==================   ==================




                The accompanying notes are integral part of the
                       consolidated financial statements.

                        Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations



                                                            --------------------  ----------------------------------------
                                                               For the three          For the six           From 9/24/01
                                                               month period           month period           (Inception)
                                                              Ending June 30         Ending June 30          to June 30
                                                            --------------------  ----------------------------------------
                                                                   2002                   2002                  2002
                                                            --------------------  ----------------------------------------
Revenues:
       Revenues                                                 $         7,893        $      16,241     $       18,991
                                                            --------------------  ----------------------------------------
            Total Revenues                                      $         7,893        $      16,241     $       18,991

Expenses:
       Consulting Services                                                2,727                 2727              6,177
       Professional Fees                                                  1,165                 2165             42,255
       Depreciation Expense                                                 120                  240                360
       Operating Expenses                                                 1,078                3,678              5,722
                                                            --------------------  ----------------------------------------
            Total Expenses                                                5,090                8,810             54,514

            Net Income (Loss) from Operations                              2803                 7431     $      (35,523)


Provision for Income Taxes:
       Income Tax Benefit                                                     -                    -                  -
                                                            --------------------  ----------------------------------------
            Net Income (Loss)                                   $         2,803        $       7,431     $      (35,523)
                                                            ====================  ========================================

Basic and Diluted Loss Per Common Share                                    0.00                 0.00              (0.01)
                                                            --------------------  ----------------------------------------

Weighted Average number of Common Shares                              5,330,000            5,330,000          4,912,222
    used in per share calculations                          ====================  ========================================
       used in per share calculations




                The accompanying notes are integral part of the
                       consolidated financial statements.

                         Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                                       ------------------------ -------------------------
                                                                            For six month                From 9/24/01
                                                                            Period Ending                 (Inception)
                                                                               June 30                    to June 30
                                                                       ------------------------ -------------------------
                                                                                2002                         2002
                                                                       ------------------------ -------------------------

    Cash Flows from Operating Activities:
    -------------------------------------
         Net Income (Loss)                                                               7,431       $           (35,523)

         Changes in operating assets and liabilities:
                  Depreciation                                                             240                       360
                  (Increase)/Decrease accounts receivable                               (7,852)                   (7,852)
                  Stock issued for Services                                                  -                     3,450
                                                                       ------------------------ -------------------------
                  Total Adjustments                                                     (7,612)                   (4,042)
                                                                       ------------------------ -------------------------
    Net Cash (Used in) Provided From  Operating Activities                     $          (181)      $           (39,565)


    Cash Flows from Investing Activities:
    -------------------------------------
         Capital Expenditures                                                                                     (3,590)
                                                                       ------------------------ -------------------------
    Net Cash Used in Investing Activities                                      $             -       $            (3,590)
                                                                       ------------------------ -------------------------


    Cash Flows from Financing Activities:
    -------------------------------------

         Advance from Officers                                                               -                         -
         Common Stock                                                                                             47,000
                                                                       ------------------------ -------------------------

    Net Cash Provided for Financing Activities                                 $             -       $            47,000
                                                                       ------------------------ -------------------------

    Net Increase (Decrease) in Cash                                            $          (181)      $             3,845

    Cash Balance,  Begin Period                                                $         4,026
                                                                       ------------------------ -------------------------
    Cash Balance,  End Period                                                  $         3,845       $             3,845
                                                                       ======================== =========================


    Supplemental Disclosures:
         Cash Paid for interest                                                $             -                       $ -
         Cash Paid for income taxes                                            $             -                       $ -
         Stock Issued for Services                                             $             -                   $ 3,450





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                        Creative Marketing Solutions Inc.
                          Notes to Financial Statements



NOTE 1- BASIS OF PRESENTATION
-----------------------------

General
-------
The consolidated unaudited interim financial statements of the Company as of June 30, 2002 and for the three and six months ended June 30, 2002, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. The December 31, 2001 Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying consolidated unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2002, and the results of their operations for the three and six months ended June 30, 2002 and from inception to June 30 2002, and their cash flows for the six months ended June 30, 2002 and from inception to June 30, 2002.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2001and related notes included in the Company's Form 10-KSB filed with the Securities and Exchange Commission

Organization
------------
Creative Marketing Solutions Inc. ("the Company") was incorporated under the laws of the State of Nevada on September 24, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 5,330,000 shares issued and outstanding as of June 30, 2002. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

                       Creative Solutions Marketing, Inc.
                          Notes to Financial Statements



Note 1  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. The Company uses the completed contract method rather than the percentage of completion method of accounting for revenue because the difference is immaterial both on an annual and quarterly basis. This method is used because the typical contract is completed in six months or less and does not contain a refund provision in the contract. An engagement is considered complete when all costs except significant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Losses on contract are recognized by expensing the actual expenses on the completed job. The Company's jobs are consulting jobs and any recognition of losses are recognized in accordance with SFAS 5 which requires that losses are recognized when the loss is probable and can be reasonably estimated. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. The Company does not have any dilutive securities as of June 30, 2002.

Note 2  -  Common Stock
-----------------------

A total of 3,450,000 shares of common stock were issued at the organization of the Company. The Company issued 3,450,000 shares of common stock to issued to individuals as founders and expensed as consulting fees for a total of $3,450.

In December 2001 a private offering was conducted whereby 1,880,000 shares of common stock was sold for a total of $47,000 in cash.

                       Creative Marketing Solutions, Inc.
                          Notes to Financial Statements



Note 3 - Commitment and Contingencies
-------------------------------------

The Company has not recognized any commitments or contingencies at this time.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raises substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free


Note 4 - Subsequent Events
--------------------------

There are no subsequent events that warrant disclosure in these financial statements.

                        CREATIVE MARKETING SOLUTIONS INC.



                                December 31, 2001












                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CYLDE BAILEY P.C.
--------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                            (888) 699-1287 (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's

Board of Directors
Creative Marketing Solutions Inc.

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Creative Marketing Solutions Inc. (Company) as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from September 24, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. This is further explained in the notes to financial statements.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the period from September 24, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States.





                                     Clyde Bailey, P.C.
San Antonio, Texas
January 22, 2002

                        Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                   -----------
Current Assets
    Cash                                                          $            4,026
                                                                  ------------------
           Total Current Assets                                                                    4,026
Fixed Assets
----------------------
    Equipement                                                                3,590
    Accumulated Depreciation                                                   (120)
                                                                  ------------------

           Total Fixed Assets                                                                      3,470


                                                                                       ------------------
           Total Assets                                                                $           7,496
                                                                                       ==================

                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
    Advance from Officers                                                         -
                                                                  ------------------

           Total Current Liabilities                                                                   -
                                                                                       ------------------

           Total Liabilities                                                                           -

    Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

Preferred Stock                                                                                        -

Common Stock                                                                                       5,330

Additional Paid-in-Capital                                                                        45,120
Deficit Accumulated During the Development Stage                                                 (42,954)
                                                                                       ------------------

           Total Stockholders' Equity (Deficit)                                                    7,496
                                                                                       ------------------

           Total Liabilities and Stockholders' Equity                                  $           7,496
                                                                                       ==================





                The accompanying notes are integral part of the
                       consolidated financial statements.

                        Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                             -------------------
                                                                From 9/24/01
                                                                 (Inception)
                                                               to December 31
                                                             -------------------
                                                                    2001
                                                             -------------------
Revenues:
---------
       Revenues                                              $            2,750
                                                             -------------------
            Total Revenues                                   $            2,750

Expenses:
---------
       Consulting Services                                                3,450
       Professional Fees                                                 40,090
       Depreciation Expense                                                 120
       Operating Expenses                                                 2,044
                                                             -------------------
            Total Expenses                                               45,704

            Net Income (Loss) from Operations                $          (42,954)


Provision for Income Taxes:
---------------------------

       Income Tax Benefit                                                     -
                                                             -------------------
            Net Income (Loss)                                $          (42,954)
                                                             ===================


Basic and Diluted Loss Per Common Share                                   (0.01)
                                                             -------------------

Weighted Average number of Common Shares                              4,390,000
                                                             ===================
       used in per share calculations







                 The accompanying notes are integral part of the
                       consolidated financial statements.

                        Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity




                                                                                            Deficit Accumulated
                                                                                                During the
                                                                $0.001        Paid-In           Development           Stockholders'
                                             Shares           Par Value       Capital             Stage                 Equity
                                        --------------   ----------------  --------------  ----------------------  ----------------
Balance, September 24, 2001(Inception)              -       $          -        $     -        $        -          $              -

Stock Issuance for Services                 3,450,000              3,450              -                                      -3,450

 Stock Issued for Cash                      1,880,000              1,880         45,120                                      47,000

Net Income  (Loss)                                                                                (42,954)                  (42,954)
                                        --------------   ----------------  --------------  ----------------------  -----------------
Balance, December 31, 2001                  5,330,000              5,330         45,120           (42,954)                    7,496
                                        ============================================================================================





                 The accompanying notes are integral part of the
                       consolidated financial statements.

                        Creative Marketing Solutions Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                                 ---------------
                                                                  From 9/24/01
                                                                   (Inception)
                                                                  to December 31
                                                                 ---------------
                                                                       2001
                                                                 ---------------


    Cash Flows from Operating Activities:

         Net Income (Loss)                                       $      (42,954)

         Changes in operating assets and liabilities:
                  Depreciation                                              120
                  Stock issued for Services                               3,450
                                                                 ---------------

                  Total Adjustments                                        3,570
                                                                 ---------------
    Net Cash (Used in) Provided From  Operating Activities       $      (39,384)


    Cash Flows from Investing Activities:
    -------------------------------------

         Capital Expenditures                                            (3,590)
                                                                 ---------------
    Net Cash Used in Investing Activities                        $       (3,590)
                                                                 ---------------


    Cash Flows from Financing Activities:
    -------------------------------------

         Advance from Officers                                                 -
         Common Stock                                                     47,000
                                                                 ---------------
    Net Cash Provided for Financing Activities                   S        47,000
                                                                 ---------------

    Net Increase (Decrease) in Cash                              $         4,026

    Cash Balance,  Begin Period                                                -
                                                                 ---------------
    Cash Balance,  End Period                                    $        4,026
                                                                 ===============
                                                                 $             -
    Supplemental Disclosures:
         Cash Paid for interest                                  $             -
         Cash Paid for income taxes                              $             -
         Stock Issued for Services                               $         3,450









                 The accompanying notes are integral part of the
                        consolidated financial statements

                        Creative Marketing Solutions Inc.
                          Notes to Financial Statements



Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Creative Marketing Solutions Inc. ("the Company") was incorporated under the laws of the State of Nevada on September 24, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 3,450,000 shares issued and outstanding as of December 31, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock has a par value of $.001. The fiscal year end will be December 31.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                        Creative Marketing Solutions Inc.
                          Notes to Financial Statements



Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached. As of December 31, 2001, no options have been issued.
Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. The Company uses the completed contract method rather than the percentage of completion method of accounting for revenue because the difference is immaterial both on an annual and quarterly basis. This method is used because the typical contract is completed in six months or less and does not contain a refund provision in the contract. An engagement is considered complete when all costs except insignificant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Losses on contract are recognized by expensing the actual expenses on the completed job. The Company's jobs are consulting jobs and any recognition of losses are recognized in accordance with SFAS 5 which requires that losses are recognized when the loss is probable and can be reasonably estimated. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                        Creative Marketing Solutions Inc.
                          Notes to Financial Statements



Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
-------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
-----------------------
A total of 3,450,000 shares of common stock were issued at the organization of the Company. The Company issued 3,450,000 shares of common stock to issued to individuals as founders and expensed as consulting fees for a total of $3,450.

In December a private offering was conducted whereby 1,880,000 shares of common stock was sold for a total of $47,000 in cash.

                        Creative Marketing Solutions Inc.
                          Notes to Financial Statements



Note 3  -  Related Parties
--------------------------
The Company has significant related party transactions and/or relationships with the principle officers and shareholders, Reid Vogel and Monte Weiand in the form of the initial stock issuance for assets.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------
Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
------------------------
The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs that raises substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free

Note 6  -  Subsequent Events
----------------------------
There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In September 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financial statements for the period from September 24, 2001, our date of formation, through December 31, 2001. Prior to our appointment of Clyde Bailey P.C. as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from September 24, 2001, our date of formation, through December 31, 2001, appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C., experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. Our Commission file number is 333-82868. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

       o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
       o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Articles of Incorporation provides that we will indemnify our directors to the extent permitted by Nevada Revised Statutes, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes. Our Articles of Incorporation also provides that to the extent that Nevada Revised Statutes is amended to permit further indemnification, we will so indemnify our directors.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article V of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.



========================================= ==================== ================
Registration Fees                         Approximately                  $5.35
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately              $5,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $2,500.00
========================================= ==================== ================


Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On September 26, 2001, we issued 1,250,000 shares of our common stock to Reid Vogel, our president, treasurer, and one of our directors in exchange for founder's services. We valued the services performed by Mr. Vogel at $1,250. We also issued 1,250,000 shares of our common stock to Monte Weiand, our vice president, secretary and one of our directors in exchange for founder's services. We valued the services performed by Mr. Weiand at $1,250. We issued 500,000 shares of our common stock to Karen Wolff, one of our directors, in exchange for founder's services. We valued the services performed by Ms. Wolff at $500. These individuals had sufficient access to material information about us because at the time of the issuance they were our officers and directors, thus they were "accredited investors". The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Additionally, on September 26, 2001, we also issued 150,000 shares of our common stock to Dan Saunders, 150,000 shares of our common stock to Brent Geiss, and 150,000 shares of our common stock to Dan Baker in exchange for services related to the initial development of our business plan and business model. We valued the services provided by Mr. Saunders, Mr. Geiss and Mr. Baker at $150 each. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.


On or about November 15, 2001, we issued 1,880,000 shares of our common stock for $0.025 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The following non-accredited investors purchased shares: John Arman, Todd Becker, Sheila Bentz, Joseph Campbell, Troy Ereth, Perry Hardy, Gerard Klein, Melvin Lippert, Deborah McCrory, Rodney Nelson, Kristy Noot, Craig Pankratz, Angelo Randazzo, Chad Renner, Rodney Roehrich, Mikel Setterlund, Richard Setterlund, Kurt Schirado, SLIC Investment Club, Darin Tweeten, Krislyn Vogel, Gary Wetsch and Allan Ziemann. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The total proceeds were $47,000.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.

1.           Underwriting Agreement (not applicable)

3.1          Articles of Incorporation*

3.2          Bylaws*

5.           Opinion Re: Legality*

8.           Opinion Re: Tax Matters (not applicable)

11.          Statement Re: Computation of Per Share Earnings**

15.          Letter on unaudited interim financial information (not applicable)

23.1         Consent of Auditors

23.2         Consent of Counsel*

* Included in original Form SB-2 filing filed with the Securities and Exchange Commission on February 15, 2002
**  Included in Financial Statements

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Mandan, North Dakota, on September 5, 2002.

                                           Creative Marketing Solutions, Inc.
                                                  a Nevada corporation


                                       By: /s/ Reid Vogel
                                           ------------------------------------
                                           Reid Vogel
                                      Its: president, treasurer, and a director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Reid Vogel                                                September 5, 2002
-----------------------------------------------------
Reid Vogel
president, treasurer and a director


/s/ Monte Weiand                                              September 5, 2002
-----------------------------------------------------
Monte Weiand
secretary and a director


/s/ Karen M. Wolff                                            September 5, 2002
-----------------------------------------------------
Karen M. Wolff
director